Exhibit 4.2

EXECUTION COPY

Q2 HOLDINGS, INC. (F/K/A CBG HOLDINGS, INC.)

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

March 1, 2013

SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2013 by and among Q2 Holdings, Inc. (f/k/a CBG Holdings, Inc.), a Delaware corporation (the “Company”), the holders (other than the Investors) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), set forth on Exhibit A, to this Agreement, as such Exhibit A may be amended from time to time with no further action on the part of the parties to this Agreement to add subsequent holders of Common Stock (individually a “Common Holder,” collectively, the “Common Holders”), and the undersigned holders of (i) the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) and (iii) the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock” and, together with the Series A Preferred Stock and Series B Preferred Stock, the “Senior Preferred Stock”), set forth on Exhibit B attached to this Agreement (individually, an “Investor,” collectively, the “Investors,” and together with the Common Holders, the “Stockholders”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to the First Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of December 29, 2011 (the “Prior Agreement”);

WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement dated July 27, 2007 (the “Series A Purchase Agreement”) and/or the Series B Preferred Stock Purchase Agreement, dated as of December 29, 2011 (the “Series B Purchase Agreement”) and/or the Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series C Purchase Agreement” and together with the Series A Purchase Agreement and the Series B Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company has sold or agreed to sell, and the Investors have purchased or agreed to purchase, shares of Senior Preferred Stock;

WHEREAS, the Investors’ obligations under the Series C Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the parties to this Agreement deem it in their best interests to set forth certain rights and obligations of the Stockholders;

WHEREAS, pursuant to Section 5.2 of the Prior Agreement, the Prior Agreement may be amended by the written consent of (i) the Company, (ii) the holders of at least a majority of the Senior Preferred Stock then outstanding and held by the Investors, and (iii) the holders of at least a majority of the Common Stock held by the Common Holders; and

WHEREAS, the undersigned represent (i) the Company, (ii) the holders of at least a majority of the Senior Preferred Stock outstanding and held by the Investors, and (iii) the holders of at least a majority of the Common Stock held by the Common Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

SECTION 1.                         RESTRICTIONS ON TRANSFER.

1.1                               General Prohibition on Transfers; Permitted Transfers.

(a)                                 Except as otherwise permitted by this Agreement, neither a Common Holder, nor any permitted transferee of such Common Holder pursuant to Section 1.1(b), shall directly or indirectly sell, assign, transfer, pledge, encumber, hypothecate, convey in trust, transfer by gift, bequest or descent, or otherwise dispose of, whether voluntarily or by operation of law (a “Transfer”), to any person or entity (a “Transferee”) any shares of Common Stock unless such Common Holder has complied with all of the terms of this Agreement.  Any purported Transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to Transfer any interest or title to the purported Transferee.  The Company shall not (i) transfer on its books any Common Stock that has been Transferred in violation of this Agreement or (ii) treat as the owner of such Common Stock, or accord the right to vote or pay dividends to, any such Transferee.

(b)                                 Provided that the Transferee complies with the terms of Section 3, the restrictions contained in this Section 1 shall not apply to:

(i)                                     any Transfer of Common Stock by a Common Holder to such Common Holder’s spouse, parents, siblings or lineal descendants (by blood, marriage or adoption);

(ii)                                  any Transfer of Common Stock by a Common Holder to a trust, partnership, corporation, limited liability company or other similar entity solely for the benefit of such Common Holder or such Common Holder’s spouse, parents, siblings or lineal descendants (by blood, marriage or adoption);

(iii)                               any Transfer of Common Stock by a Common Holder, upon such Common Holder’s death, to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Common Holder; or

(iv)                              any Transfer of Common Stock by a Common Holder to the Company pursuant to a stock restriction agreement or other agreement under which the Company has the right to repurchase such Common Stock upon the occurrence of certain events, including termination of employment by or service to the Company or any subsidiary of the Company;

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provided that in each of clauses (i) and (ii) the Transferee grants to a Common Holder an irrevocable proxy coupled with an interest to vote all of the Common Stock so Transferred.  The exemptions set forth in Section 1.1(b) from the Transfer restrictions contained in this Section 1 shall also be available to any permitted Transferee of a Common Holder as if such permitted Transferee was a Common Holder for the purposes of such Section 1.1(b).

(c)                                  Notwithstanding any other terms of this Agreement, shares of Common Stock acquired pursuant to that certain Common Stock Purchase Agreement dated on or about the date hereof (the “Selected Common Stock”) shall not be subject to any restrictions under this Agreement, and the holders of Selected Common Stock shall not be Common Holders hereunder as a result of the ownership of shares of Selected Common Stock.

1.2                               Notice of Proposed Transfer.  Except as otherwise permitted in Section 1.1(b) of this Agreement, before a Common Holder or permitted Transferee of a Common Holder (each, a “Seller”) may effect any Transfer of Common Stock, the Seller shall deliver to the Company and the Investors a written notice signed by the Seller (the “Seller’s Notice”) stating (a) the Seller’s bona fide intention to Transfer such Common Stock; (b) the name and address of each proposed Transferee; (c) the number of shares of the Common Stock to be Transferred to each Transferee (the “Transfer Shares”); and (d) the bona fide cash price or other consideration for which the Seller proposes to Transfer such Common Stock (the “Offered Price”).  A copy of any written offer, if available, shall be attached to the Seller’s Notice.  If a copy of a written offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Seller’s Notice.  Upon the request of the Company or an Investor, the Seller will promptly furnish such information to the Company and to the Investor as may be reasonably requested to establish that the offer and proposed Transferee are bona fide.

1.3                               Right of First Refusal.

(a)                                 Upon receipt of a Seller’s Notice, the Company shall have the irrevocable and exclusive option to purchase all or any portion of the Transfer Shares.  The Company shall deliver a written notice (the “Company Notice”) to the Seller and each Investor of its election to purchase all or any part of such Transfer Shares within thirty (30) days of the receipt of the Seller’s Notice.  The delivery of the Company Notice under this Section shall constitute an irrevocable commitment to purchase such Transfer Shares unless there is a legal prohibition as to a party’s consummation thereof.

(b)                                 To the extent that the Company does not elect to purchase all of the Transfer Shares or fails to deliver the Company Notice within the applicable period, each Investor shall have the irrevocable and exclusive option to purchase up to that number of the Transfer Shares equal to the product of (i) the number of Transfer Shares not elected to be purchased by the Company multiplied by (ii) a fraction (the “Proportionate Share”), the numerator of which shall be the number of shares of Senior Preferred Stock and Selected Common Stock owned by such Investor and the denominator of which shall be the number of shares of Senior Preferred Stock and Selected Common Stock owned by all of the Investors.  Within thirty (30) days after delivery of the Company Notice, each Investor desiring to participate in the purchase of the Transfer Shares shall deliver a written notice to the Seller, the Company and each other Investor of its election to purchase such Transfer Shares.  To the extent

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any Investor does not elect to purchase its full Proportionate Share of such remaining Transfer Shares or fails to deliver a notice within the applicable period, each Investor that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Seller within forty-five (45) days following the delivery of the Company Notice, to purchase up to all of the remaining Transfer Shares.  If there is an oversubscription, the oversubscribed amount shall be allocated among the fully electing Investors pro rata based on the number of shares of Senior Preferred Stock owned by each of them.  The delivery of a notice of election under this Section shall constitute an irrevocable commitment to purchase such Transfer Shares (unless there is a legal prohibition as to a party’s consummation thereof).

(c)                                  For the purposes of calculating an Investor’s Proportionate Share pursuant to Section 1.3(b), all Common Stock and Senior Preferred Stock held by an Investor and its partners, officers, employees and affiliates shall be aggregated and such persons may allocate such Proportionate Share in any manner among them.

1.4                               Closing of Right of First Refusal.  The purchase price for the Transferred Shares to be purchased by the Company or an Investor shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be binding upon the Company, each Stockholder, and the Seller, absent fraud or material error.  Payment of the purchase price shall be made within five (5) days after expiration of all applicable periods set forth above.  Payment of the purchase price shall be made, at the option of the Company or the exercising Investor, as the case may be, (a) in cash (by wire transfer or check), (b) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Investor, as the case may be, or (c) by any combination of the foregoing.  Upon delivery of the purchase price, the Seller shall have no further rights as a holder of the Transfer Shares, and the Seller shall immediately cause all certificate(s) evidencing such Transfer Shares to be surrendered for transfer to the Company or the purchasing Investor, as the case may be.

1.5                               Seller’s Right To Transfer.  If the Company and the Investors have not elected to purchase all of the Transfer Shares, then, subject to the Investors’ right of co-sale set forth in Section 1.6, the Seller may transfer the remaining Transfer Shares to any person named as a Transferee in the Seller’s Notice, at the Offered Price or a higher price, provided that such Transfer (a) is consummated within ninety (90) days after the expiration of all applicable periods set forth above in Section 1.3(b), (b) is on terms no more favorable than the terms proposed in the Seller’s Notice, and (c) is in accordance with all the terms of this Agreement.  If the Transfer Shares are not so Transferred during such period, then the Seller may not Transfer any of such Transfer Shares without complying again in full with the provisions of this Agreement.

1.6                               Right of Co-Sale.  If all of the Transfer Shares proposed to be sold by a Seller are not purchased by the Company or the Investors as provided in Section 1.3, the Seller shall deliver a notice to each non-purchasing Investor informing it of the number of Transfer Shares not elected to be purchased by the purchasing Investors and the number of Transfer Shares still held by the Seller (the “Co-Sale Shares”) and proposed to be Transferred to the Transferee.  Each such non-purchasing Investor shall have the right, exercisable upon written

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notice to the Seller within five (5) days after the receipt of such notice from the Seller, to elect to sell all or any part of the Senior Preferred Stock, Common Stock, other capital stock of the Company or any securities convertible into, exchangeable for or exercisable for capital stock of the Company (collectively, “Stock”) held by such Investor with the Seller to the Transferee.  The delivery of the notice of election under this Section shall constitute an irrevocable commitment to sell the indicated Stock unless there is a legal prohibition as to a party’s consummation hereof.  The Seller shall use all commercially reasonable efforts to arrange for the sale to the Transferee of all Stock requested by such Investors to be sold in such Transfer; provided that if the Transferee is unwilling to purchase all such Stock, then the number of shares of Stock that may be sold by the Seller and each such Investor in such Transfer shall be reduced to the product obtained by multiplying (a) the aggregate number of shares of Stock that the Transferee is willing to acquire by (b) a fraction the numerator of which is the number of shares of Stock requested to be Transferred by the Seller in the Seller’s Notice or by such Investor in the notice delivered under this Section, as applicable, and the denominator of which is the combined number of shares of Stock of the Company so requested be Transferred by the Seller and all participating Investors.  The Stock to be sold shall be transferred by the Seller and the participating Investors to the Transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Seller’s Notice, and after such transfer the Seller shall promptly remit to each participating Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.  To the extent that any prospective Transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from any participating Investor, the Seller shall not sell to such prospective Transferee any Stock unless and until, simultaneously with such sale, the Seller shall have complied with Section 2.

1.7                               Multiple Series or Classes of Stock.  If the Transfer Shares consists of more than one series, class, or type of Stock, the Seller has the right to Transfer under this Agreement each such series, class, or type; provided that if, as to the right of co-sale set forth in Section 1.6 an Investor does not hold the requisite number of shares of such series, class, or type, and the proposed Transferee is not willing to purchase the series, class, or type of Stock held by such Investor, then such Investor shall have the put right set forth in Section 2.

1.8                               Additional Transactions.  The exercise or non-exercise of the rights of a Stockholder under this Agreement to participate in one or more sales of Stock made by the Seller shall not adversely affect their rights to participate in subsequent sales by a Seller.

SECTION 2.                         PUT RIGHT.

If a Seller Transfers any Stock in contravention of the Company’s and the Investors’ right of co-sale under Section 1.6 (a “Prohibited Transfer”), or if the proposed Transferee of Transfer Shares desires to purchase a class, series, or type of stock offered by the Seller and not held by an Investor, or is unwilling to purchase any Stock from an Investor, such Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after the later of (a) the consummation of the Transfer pursuant to Section 1.6 or (b) the date on which an Investor becomes aware of the Prohibited Transfer or the terms of such Prohibited Transfer, require such Seller to purchase from the Investor, for cash or such other consideration as the Seller received in the Prohibited Transfer, a number of shares of Stock (of the same class or type as transferred in

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the Prohibited Transfer if such Investor then owns Stock of such class or type; otherwise of Stock having as close to the same economic consequences of ownership as is possible) having a purchase price equal to the aggregate purchase price the Investor would have received in the closing of such Prohibited Transfer if such Investor had been able to exercise its right of co-sale with respect to such Prohibited Transfer.  The closing of such sale to the Seller shall occur within thirty (30) days after the date of such Investor’s Put Notice to such Seller.  If a Seller Transfers any Stock in contravention of the Company’s and the Investor’s right of co-sale undo this Section 1.6, the Seller shall reimburse each Investor exercising or attempting to exercise this put right for reasonable fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of such Investor’s rights under this Section 2.1.

SECTION 3.                         PURCHASERS OR TRANSFEREES OF RESTRICTED STOCK; LOCKUP

3.1                               Transfers.  Except as set forth in Section 1.3(c), notwithstanding any Transfer of Common Stock by a Common Holder (including any Transfer pursuant to Section 1.1(b)), all Stock shall remain subject to this Agreement and any person who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any shares of Common Stock shall be bound by all of the terms and conditions of this Agreement and deemed a Common Holder to the same extent as the transferor and, prior to registration of the Transfer of any such securities on the books of the Company, any purchaser or other transferee shall execute an Adoption Agreement substantially in the form of Exhibit C.  Notwithstanding the failure of any such person to execute such Adoption Agreement, by acceptance of the certificate for Common Stock, such person shall take the securities subject to this Agreement and shall be bound by this Agreement.  Other than with respect to a Deemed Liquidation Event (as defined in the Charter) and transfers permitted under Section 1.1(b) and with stock transferred pursuant to Section 1.1(c), and each Common Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of Common Stock, or any beneficial interest therein, unless and until such Common Holder shall have given prior written notice to the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Board of Directors of the Company, to the effect that such disposition will not require registration of such Common Stock under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.

3.2                               Agreement to Lock-Up.  If requested by the Company and the underwriter of Common Stock (other securities) of the Company, each Common Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Common Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and all holders

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of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements.  The obligations described in this Section 3.2 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions and may stamp each such certificate with the legend set forth in Section 4 with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period.  Each Common Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 3.2.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Common Holders subject to such agreements, based on the number of shares subject to such agreements.

3.3             Stop Transfer Instructions.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock of each Common Holder (and transferees and assignees thereof) until the end of such restricted period.

SECTION 4.                         RESTRICTIVE LEGEND.

Each Common Holder and permitted Transferee of a Common Holder understands and agrees that the Company shall cause the legend set forth below, or a legend substantially equivalent to the legend set forth below, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Common Stock by such Common Holder or permitted Transferee of the Common Holder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AND RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, IN EACH CASE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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SECTION 5.                         GENERAL PROVISIONS.

5.1                               Termination.  This Agreement shall terminate on the earlier of (a) the consummation by the Company of a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock at a public offering; (b) the written agreement of the Company, the holders of a majority of the shares of Common Stock then outstanding, and the holders of 75% of the sum of shares of (i) Senior Preferred Stock and (i) Selected Common Stock, voting together as a single class on an as converted to Common Stock basis; (c) a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation as amended from time to time); or (d) the effective time of any liquidation, winding up, or dissolution of the Company.

5.2                               Amendment; Waiver.  This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or specifically and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written consent executed by (a) the Company, (b) the holders of at least 75% of the sum of shares of (i) the Senior Preferred Stock and (ii) Selected Common Stock, voting together as a single class on an as converted to Common Stock basis, and (c) the holders of at least a majority of the Common Stock held by the Common Holders.  Any amendment or waiver so effected shall be binding upon the Company and the Stockholders and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver.  Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor to the extent such amendment, termination or waiver adversely affects such Investor in a manner different than other Investors, and (b) the consent of a Stockholder shall not be required for any amendment or waiver if such amendment or waiver does not apply to such Stockholder.  Notwithstanding the foregoing, Exhibit A hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Common Stock (a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit C.  Upon the execution and delivery of an Adoption Agreement by a New Party reasonably acceptable to the Company, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto.  By their execution hereof or any Adoption Agreement, each of the parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, construed as, a further or continuing waiver of any such term, condition or provision.

5.3                               Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Notwithstanding anything in this Agreement to the contrary, (i) Adams Street Partners, LLC and each of the funds affiliated

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therewith or managed thereby and (ii) Battery Partners IX, LLC and each of the funds affiliated therewith or managed thereby may assign all or part of its rights under this Agreement to any fund or funds affiliated therewith.  Except as set forth above, no party may transfer its rights or obligations hereunder, other than in connection with the sale or other transfer of shares of capital stock in the Company which hold such rights or are subject to such obligations (and otherwise in accordance with any requirements relating to such transfer) other than with the consent of the Company and Investors holding 75% of the sum of shares of (i) the Senior Preferred Stock and (ii) Selected Common Stock, voting together as a single class on an as converted to Common Stock basis.

5.4                               Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

5.5                               Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

5.6                               Counterparts.  This Agreement may be executed in two or more counterparts (including, without limitation, electronic and facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.7                               Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

5.8                               Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

(a)                                 if to the Company, one copy should be sent to 9430 Research Blvd., Building IV, Suite 120, Austin, Texas 78759, Attn: Chief Financial Officer, or to such other address as the Company shall have furnished to the Investors, with a copy to John J. Gilluly III, P.C., DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701.

(b)                                 If to a Common Holder, at the address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice.

(c)                                  If to an Investor, at its address set forth on Exhibit B, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice, with a copy (which shall not constitute notice) to (i) McDermott Will & Emery,

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LLP, 227 West Monroe Street, Chicago, Illinois 60606, Attn:  Ryan D. Harris and (ii) Nixon Peabody, LLP, 100 Summer Street, Boston, MA 02110, Attn: Christopher P. Keefe.

Notices provided in accordance with this Section 5.8 shall be deemed delivered upon personal delivery or five business days after deposit in the mail.

5.9                               Costs And Attorneys’ Fees.  If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit, or other proceeding.

5.10                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.11                        Entire Agreement.  This Agreement, together with all exhibits and schedules to this Agreement, the Charter, the Purchase Agreements and the other Transaction Agreements (as defined in the Series C Purchase Agreement) constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

5.12                        Further Assurances.  From and after the date of this Agreement, upon the request of the Investors, Common Holders or the Company, the Company and the Stockholders shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.13                        Adjustments for Stock Splits.  Wherever in this Agreement there is a reference to a specific number of shares of Stock, or a price per share of such stock, then, upon the occurrence of any subdivision, combination, or stock dividend of such class or series of stock, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.  Wherever in this Agreement a pro ration or other calculation is based on the number of shares of Stock held, then such calculation shall be determined on the basis of the number of shares of Common Stock so held or deemed to be held on a fully diluted basis assuming full conversion and exercise of all convertible securities, warrants, options or other rights to acquire shares of Common Stock.

5.14                        Aggregation of Stock.  All shares of the Common Stock and the Senior Preferred Stock held or acquired by an Investor and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  For purposes of the foregoing, the shares held by any Investor that is (a) a partnership or corporation, shall be deemed to include shares held by affiliated partnerships or the partners,

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retired partners, and stockholders of such holder or affiliated partnership, or members of the Immediate Family (as defined below) of any such partners, retired partners, and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons; or (b) an individual, shall be deemed to include shares held by any members of the stockholder’s Immediate Family.  For purposes of this Agreement, “Immediate Family” shall include any spouse, father, mother, brother, sister, lineal descendant of spouse, or lineal descendant) or to any custodian or trustee for the benefit of any of the foregoing persons.

5.15                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach or default of the Company or a Stockholder under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in any such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after any such breach or default.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.16                        Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party to this Agreement, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each of the Company, Common Holders and the Investors waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

COMPANY:

Q2 HOLDINGS, INC.

By:	/s/ Mark Johnson
Mark Johnson
Chief Financial Officer

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

ADAMS STREET 2006 DIRECT FUND, L.P.

By:	ASP 2006 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

ADAMS STREET 2007 DIRECT FUND, L.P.

By:	ASP 2007 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.

By:	ASP 2008 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:	/s/ Jeffrey T. Diehl
Name:	Jeffrey T. Diehl
Title:	Partner

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

ADAMS STREET 2009 DIRECT FUND, L.P.

By:		ASP 2009 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

ADAMS STREET 2010 DIRECT FUND, L.P.

By:		ASP 2010 DIRECT MANAGEMENT, LLC,
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

ADAMS STREET 2011 DIRECT FUND LP

By:		ASP 2011 DIRECT MANAGEMENT LP
Its general partner

By:		ASP 2011 DIRECT MANAGEMENT LLC
Its general partner

	By:	ADAMS STREET PARTNERS, LLC,
Its managing member

By:		/s/ Jeffrey T. Diehl
Name:		Jeffrey T. Diehl
Title:		Partner

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

BATTERY VENTURES IX, L.P.

By:	BATTERY PARTNERS IX, LLC
General Partner

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Member Manager

BATTERY INVESTMENT PARTNERS IX, LLC

By:	BATTERY PARTNERS IX, LLC
Managing Member

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Member Manager

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

C&B CAPITAL II, L.P.

By:	/s/ Steve B. Tye
Name:	Steve B. Tye
Title:	Member

C&B CAPITAL II (PF), L.P.

By:	/s/ Steve B. Tye
Name:	Steve B. Tye
Title:	Member

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

/s/ David H. Johnston
David H. Johnston

JOHNSTON 2007 EXEMPT TRUST

By:	/s/ David H. Johnston
Name:	David H. Johnston
Title:	Trustee

MOJO GIRLS 2007 EXEMPT TRUST

By:	/s/ David H. Johnston
Name:	David H. Johnston
Title:	Trustee

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

TEXAS INDEPENDENT BANCSHARES, INC.

By:	/s/ Charles T. Doyle
Name:	Charles T. Doyle
Title:	Chairman of the Board

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTORS:

/s/ David Nelson
David Nelson

/s/ Matt Flake
Matt Flake

/s/ Jim Offerdahl
Jim Offerdahl

/s/ Mark Maples
Mark Maples, Sr.

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

COMMON HOLDER:

RHS Investments-I, L.P., by and through Seale, Inc. , a Texas corporation, its general partner

By:	/s/ R.H. Seale
Name:	R.H. “Hank” Seale, III
Title:	President

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGNATURE PAGE

If the Investor is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name	Social Security Number

Signature	Date

Phone:	Address:

Email:	Fax:

If the Investor is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Employer Identification Number

Date	State of Organization

Signed By::
Name:

Phone:	Address:

Email:	Fax:

Q2 HOLDINGS, INC.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT